SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

UMH Properties, Inc.

(Name of Registrant as Specified In Its Charter)

Erez REIT Opportunities LP

Erez Asset Management LLC

Bruce Schanzer

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Erez Asset Management LLC issued a presentation regarding UMH Properties, Inc.. The presentation and related social media posts are included below.

Erez
ASSET MANAGEMENT

Right Horse, Wrong Jockey: The Case for Change at UMH Properties

Part 2: UMH Management Bet Shareholder Capital on Long Shots and Destroyed Value

Since 2010 UMH wagered ~$200M on over 80 securities issued by other unaffiliated REITs

Erez ASSET MANAGEMENT

~$200M

cumulative shareholder capital UMH cycled through other REITs' stocks, 2010 to 2026

~10%

of UMH's total assets sat in unaffiliated REITs' stocks at the peak in 2018, measured at cost

Capital that belonged in UMH's own business went into the shares of others

Excludes Monmouth, an affiliated REIT. Period chosen to match UMH's own securities-reporting timeline. The ~10% = unaffiliated securities at cost divided by total assets at cost (reported total assets + accumulated depreciation + unrealized loss on securities); peaked ~10.5% in 2018. ~$200M of cumulative capital deployed, 2010 to 6/30/2026. Source: UMH 10-K/10-Q. The ~$200M spanned 83 separate REIT securities (common and preferred) across ~55 distinct REITs.

UMH's REIT stock picks generated 17% in 16 years. Not per year. Total.

Erez
ASSET MANAGEMENT

While UMH wagered on other REITs' stocks, the REIT index returned **+352%** and MH communities in UMH's own markets returned **+560%**. UMH chose to invest this capital in neither.
UMH's entire gain was dividends. On price alone, the stocks lost about 64%.
17%
352%
560%
UMH's REIT stock picks
FTSE Nareit All Equity REITs
MH communities in UMH's markets
Total return, 2010 to Q2 2026

Annualized Returns

1.8%

UMH's stock picks

9.6%

FTSE Nareit index

12.5%

MH communities in UMH's markets

Total return, 1/1/2010-6/30/2026. UMH stock picks +17% (ex-Monmouth); FTSE Nareit +352% (9.6%/yr); MH communities in UMH's markets: a theoretical +560% total return (12.5%/yr) = property price appreciation (same-community rent growth + cap-rate compression) plus reinvested NOI - illustrative, not a realized or distributed return. Compares the returns available in the period with what UMH's stock-picking produced, not those returns applied to UMH's capital. FTSE Nareit and the MH-communities series are time-weighted buy-and-hold annual returns; UMH's 1.8% is money-weighted (IRR), reflecting when it actually deployed capital. Sources: UMH filings; FTSE/Nareit.

Of the more than 200 US-listed equity REITs since 2010, only four filed for bankruptcy. UMH owned all four.

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ASSET MANAGEMENT

CBL
Filed 2020

PREIT
Filed 2020 & 2023

Washington Prime
Filed 2021

OPI
Filed 2025

$65M of UMH shareholder capital wiped out

Listed equity-REIT Chapter 11s since 2010: CBL, PREIT, Washington Prime, OPI; UMH held all four, common wiped out in each. Excludes mortgage REITs (e.g. RAIT) and non-traded REITs. ~$65M aggregate cost per UMH filings. More than 200 US-listed equity REITs have existed since 2010 (S&P Capital IQ; equity REITs, excl. mortgage REITs; active or since-delisted).

Right Horse, Wrong Jockey

UMH wagered ~$200 million on other REITs' stocks - generating under 2% a year - invested in all four REIT bankruptcies - all overseen by its board of directors: that's not disciplined capital allocation and that's not adequate board supervision.

Shareholders deserve better.

Sign up for updates as we continue making the Case for Change at UMH Properties.

Important Disclosures

The materials contained in this presentation (this "Presentation") are provided by Erez Asset Management LLC ("Erez") for informational purposes only and are not an advertisement. A reference to any security in this Presentation should not be considered an offer to buy or sell these securities. This Presentation does not constitute an offer to sell or any offer to buy any security or investment product. All investing involves risk, including the possible loss of principal.

Reference is made to Erez Asset Management LLC (the "Investment Manager") and Erez REIT Opportunities Fund, LP (the "Partnership"). Any references to target returns, investment opportunities, strategies or allocations, or to prior specific investments made by affiliates of the Investment Manager and the Partnership, are only guidelines, are not intended to supersede the terms contained in the relevant offering documents, and do not reflect the performance of the Partnership or any other pooled vehicle. Past performance of any such affiliated investments does not guarantee any future results of the Partnership.

The views expressed in this Presentation represent the current opinions of Erez only, and are based on publicly available information with respect to UMH Properties, Inc. ("UMH" or the "Company"). Erez recognizes that there may be confidential information in the possession of UMH that could lead UMH to disagree with Erez's conclusions. While the information contained in this Presentation is from sources believed reliable, there is no representation that it is accurate or complete and it should not be relied upon as such. Certain financial information and data used in this Presentation have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third-party reports. Erez has not sought or obtained consent from any third party to use any statements or information indicated in this Presentation as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in this Presentation. Erez does not endorse any third-party estimates or research referenced in this Presentation, which are used solely for illustrative purposes, and no representation or warranty, express or implied, is made that any such data or information is accurate. Erez does not accept any liability for loss arising from the use of this Presentation. Unless otherwise indicated, the figures presented in this Presentation may not have been calculated using generally accepted accounting principles ("GAAP") and may not have been audited by independent accountants. Such figures may vary from GAAP in material respects, and there can be no assurance that any unrealized values reflected in this Presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of UMH will trade, and such securities may not trade at prices that may be implied in this Presentation. The hypothetical or theoretical figures presented in this Presentation (including any theoretical share price or valuation) are illustrative estimates based on stated assumptions only, do not reflect actual trading prices or UMH's actual value, and are not projections, forecasts, or guarantees of future performance.

Any opinions expressed herein represent current opinions only. While the information contained herein is from sources believed reliable, there is no representation that it is accurate or complete and it should not be relied upon as such. Neither the Investment Manager nor the Partnership accepts any liability for loss arising from the use of this material.

Any specific investment or investment strategy can result in a loss. There is no assurance that the Erez activist strategy or investment process will consistently lead to successful investing. The opinions, estimates, projections and potential impact of any opportunities identified in this Presentation are based on assumptions believed to be reasonable as of the date hereof, but there can be no assurance or guarantee that actual results will not differ, and such differences may be material. This Presentation does not recommend the purchase or sale of any security. Erez reserves the right to change any of the opinions expressed in this Presentation at any time as it deems appropriate and disclaims any obligation to update the data, information or opinions contained in this Presentation. The information in this Presentation does not constitute tax, legal or investment advice. This Presentation is proprietary to Erez. A reference to any security herein should not be considered an offer to buy or sell these securities. The material contained herein does not constitute an offer to sell or any offer to buy any security or investment product. Investment in the Fund involves substantial risk and is appropriate only for investors who can tolerate a high degree of risk and do not require a liquid investment. All investing involves risk, including the possible loss of principal.

Erez, Erez REIT Opportunities Fund, LP ("Erez Opportunities"), and other accounts managed by Erez may own securities of UMH and may have interests that differ from those of other shareholders. Erez and its affiliates purchase or sell securities of UMH from time to time. Accordingly, Erez has a financial interest in the outcome of matters discussed in this Presentation. Any specific investment or investment strategy can result in a loss. There is no assurance that the Erez activist strategy or investment process will consistently lead to successful investing. The information in this document does not constitute tax, legal or investment advice. This document is proprietary to Erez Asset Management LLC.

Erez, Erez Opportunities and Bruce Schanzer ("Mr. Schanzer," and together with Erez and Erez Opportunities, the "Participants") intend to seek board change and file a definitive proxy statement and accompanying form of proxy with the Securities and Exchange Commission (the "SEC") to be used in conjunction with a solicitation of proxies from the shareholders of the Company in connection with the Company's 2027 annual meeting of shareholders. The Company's shareholders are advised to read the definitive proxy statement and other documents related to the solicitation of proxies with respect to the Company by the Participants as they become available because they will contain important information. They will be made available at no charge on the SEC's website, http://www.sec.gov/. As of the date hereof, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 4,270,000 shares of the Company's common stock, $0.10 par value per share (the "Common Stock"). Erez, by virtue of its status as the investment manager of various funds and accounts, including Erez Opportunities, and Mr. Schanzer, by virtue of his status as the Chairman, Chief Investment Officer and sole member of Erez, may be deemed to beneficially own the 4,270,000 shares of Common Stock held by such funds and accounts. Erez Opportunities may be deemed to beneficially own the 3,451,421 shares of Common Stock which it directly holds.

Erez
ASSET MANAGEMENT

Contact

Erez Asset Management

Bruce Schanzer, *Chairman and Chief Investment Officer*
bschanzer@erezassetmgmt.com

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